UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2006 (May 1, 2006)

Universal Compression Holdings, Inc.

Universal Compression, Inc.

(Exact Name of Registrants as Specified in their Charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4444 Brittmoore Road, Houston, Texas 77041
(Address of principal executive offices) (Zip Code)

(713) 335-7000
(Registrants’ telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry Into a Material Definitive Agreement.

A.                                   Officers’ Incentive Plan

On May 1, 2006, the Compensation Committee of the Board of Directors of Universal Compression Holdings, Inc. (the “Company”) approved the Officers’ Incentive Plan for the period beginning April 1, 2006 and ending December 31, 2006 (the “2006 Transition Period Bonus Plan”). The 2006 Transition Period Bonus Plan provides certain officers with the potential to earn a cash bonus expressed as a percentage of salary. A summary of the 2006 Bonus Plan is attached hereto as Exhibit 10.1.

In December 2005, the Company decided to change its fiscal year end from March 31 to December 31, and the 2006 Transition Period Bonus Plan was adopted to cover only a nine-month period so that, effective January 1, 2007, the Company’s fiscal year and incentive plan year will be aligned with the calendar year.

B.                                     Base Salaries

On May 1, 2006, the Compensation Committee of the Board of Directors of the Company approved the annual base salaries of the Company’s named executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the named executive officers to be effective as of July 1, 2006:

NAME	TITLE	BASE SALARY

Stephen A. Snider	Chairman, President & Chief Executive Officer	$550,000
Ernie L. Danner	Executive Vice President	$340,000
J. Michael Anderson	Senior Vice President & Chief Financial Officer	$310,000
Kirk E. Townsend	Senior Vice President	$315,000
D. Bradley Childers	Senior Vice President, Business Development, General Counsel and Secretary	$290,000

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Summary of Officers’ Incentive Plan for the period beginning April 1, 2006 and ending December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: May 5, 2006	By:	/s/ D. BRADLEY CHILDERS
D. Bradley Childers
Senior Vice President, Business Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Summary of Officers’ Incentive Plan for the period beginning April 1, 2006 and ending December 31, 2006.